                                                        Exhibit 99.1

June 9, 2005

Mr. Mark Tyrrell
Ernst & Young LLP
Registered Public Accounting Firm
40 Westminster Street
Providence, RI 02903

Dear Mr. Tyrrell:

This letter is to serve as notice to Ernst & Young LLP that the Audit  Committee of the Board of Directors of Astro-Med, Inc. and its Subsidiaries  (collectively the "Company") has chosen to dismiss your Firm as principal  accountants for the
Company.  We have  enclosed  a copy of Form 8-K that we  expect to file with the
Securities and Exchange  Commission (the "SEC") by June14,  2005 with respect to the Audit  Committee's  decision.  Please  review this Form 8-K and provide us a copy of your response letter required to be filed with the Form 8-K.

We appreciate your past service to the Company and thank you in advance for your assistance in this transition.

Should you have any questions or comments, please call me.

Sincerely,

Astro-Med, Inc.

By:   /s/ Joseph P. O'Connell
      ------------------------
Its:  Chief Financial Officer
      -----------------------

                                                                    Exhibit 99.2

June 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 9, 2005, of Astro-Med, Inc and are in agreement with the statements contained in the first, second, third and fifth paragraphs under section (a) of Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                       /s/Ernst & Young LLP